UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2011

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

2330 Marinship Way, Ste. #300

Sausalito, CA 94965

(Address of principal executive offices)

(415) 729-8000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement

Public Media Works, Inc. (the “Company”) entered into an Independent Contractor Agreement on August 1, 2011 (the “Investor Relations Agreement”) with Salzwedel Financial Communications, Inc. for the provision of investor relations services for the Company. The Investor Relations Agreement is for a term of six months, and provides for the Company’s issuance of 600,000 shares of restricted common stock, 600,000 warrants to purchase shares of restricted common stock at $.10 per share (and which have a cashless exercise provision) and $10,000 per month in compensation for the term. The remaining terms are substantially the same as the terms of the previous investor relations agreement which expired on August 1, 2011.

ITEM 3.02	Unregistered Sales of Equity Securities

During the period commencing June 5, 2011 through the period ending July 29, 2011, the Company agreed to sell 1,270,000 shares of restricted Company common stock at $.10 per share to 4 accredited investors, which resulted in gross proceeds of $127,000 to the Company. The shares of Company common stock are restricted shares and may not be sold, transferred or otherwise disposed without registration under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption there under. The shares of common stock were offered and sold in reliance on the exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The issuance of shares of common stock was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the accredited investors in connection with the transactions.

On July 29, 2011, the Company issued 200,000 shares of Company common stock to Signifi Solutions, Inc. (“Signifi”) in consideration for the payment of 15% of the purchase price for kiosks purchased by the Company from Signifi. The shares of Company common stock were valued at $.50 per share as provided by the terms of the Company’s previously announced agreement with Signifi. The shares of the Company’s common stock are restricted shares, and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption there under. The shares of Company common stock were offered and sold in reliance on the exemption from registration under Section 4(2) of the Act and/or Rule 506 of Regulation D under the Securities Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the individuals in connection with the offering.

On July 29, 2011, the Company issued 128,571 shares of Company common stock to an accredited investor in connection with the exercise of options issued by the Company in November 2007. The options were exercised through a cashless exercise and the Company did not receive any proceeds from the issuance of shares. The shares of Company common stock were offered and sold in reliance on the exemption from registration under Section 4(2) of the Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the individuals in connection with the offering.

On July 29, 2011, the Company issued 2,122,750 shares of restricted Company common stock to 3 accredited investors pursuant to the Company’s previous contractual obligations to the investors to issue each of them additional shares in the event the Company sold shares for less than the $.25 price per shares paid by such investors. The Company did not receive any additional proceeds from the issuance of the shares. The shares of Company common stock and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption there under. The shares of common stock were offered and sold in reliance on the exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The issuance of shares of common stock was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the accredited investors in connection with the transactions.

As described in Item 1.01 above, on August 1, 2011 the Company agreed to issue 600,000 shares of Company common stock, and warrants to purchase 600,000 shares of Company common stock, to Salzwedel Financial Communications, Inc. in connection with the Investor Relations Agreement. The shares of the Company’s common stock and shares of Company common stock underlying the warrants, are restricted shares and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption there under. The shares of Company common stock and warrants were offered and sold in reliance on the exemption from registration under Section 4(2) of the Act and/or Rule 506 of Regulation D under the Securities Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the individuals in connection with the offering.

As of the date of this report, the Company has 38,903,115 shares of common stock outstanding.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

10.26	Independent Consulting Agreement with Salzwedel Financial Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: August 3, 2011	By:	/s/ Martin W. Greenwald
Martin W. Greenwald Chief Executive Officer